EXHIBIT 99.3


FOR IMMEDIATE RELEASE
March 31, 2003

                         FOR MORE INFORMATION CONTACT:

Sidney W. Emery, Jr., Chairman & CEO
(952) 937-4000
Thomas J. Minneman, Treasurer
(952) 937-4647
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MTS DIVESTS GRADIENT AMPLIFIER BUSINESS

Eden Prairie, Minn., March 31, 2003 - MTS Systems Corporation (NASDAQ: MTSC) today reported that it had agreed to sell the Company's gradient amplifier product line in Montgomeryville, PA. Details of the transaction, which is effective March 31, 2003, were not disclosed.

"The gradient amplifier business, which focuses on enhancing the scanning capabilities of magnetic resonance imaging (MRI) machines for the health care market, was a byproduct of our automation amplifier activities and, as such, was no longer strategic to MTS," said Sidney W. Emery, Jr., Chairman and CEO of MTS Systems Corporation. "The opportunity to sell the product line allows us to concentrate on our core force and motion control products and markets."

The gradient amplifier product line, which was reported as part of the MTS Factory Automation Segment, had revenues of $6.0 million in fiscal year 2002 and was dilutive to the Company's operating earnings. The transaction is a fiscal third quarter event of the Company.

ABOUT MTS SYSTEMS CORPORATION

MTS Systems Corporation is a global supplier of integrated simulation solutions that help customers accelerate and improve their design, development and manufacturing processes. MTS supplies products for determining the mechanical behavior of materials, products and structures - including computer-based testing and simulation systems, modeling and testing software, and consulting services - as well as products for automating manufacturing processes. MTS had 1,900 employees and revenue of $356 million for the fiscal year ended September 28, 2002. Additional information on MTS can be found on the worldwide web at http://www.mts.com.

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS AND THOSE PRESENTLY ANTICIPATED OR PROJECTED. IN ADDITION TO THE FACTORS DISCUSSED ABOVE, OTHER IMPORTANT RISK FACTORS ARE DELINEATED IN THE COMPANY'S SEC REPORTS, INCLUDING FORM 10-K FOR THE YEAR ENDED SEPTEMBER 28, 2002 AND SUBSEQUENT FORM 10-Q REPORTS FILED BY THE COMPANY.